Exhibit 10.4

                          MORTGAGE NOTE


$630,000.00                                     February 13, 2004
Term: Five (5) Years


       FOR   VALUE   RECEIVED,  Micronetics,  Inc.,  a   Delaware
corporation with an address of 26 Hampshire Drive, Hudson, New Hampshire 03051 (the "Maker"), promises to pay to Banknorth, N.A., a national banking association (the "Lender"), or to its order, at its principal New Hampshire office at 300 Franklin Street, Manchester, New Hampshire and a mailing address of P.O. Box 600, Manchester, New Hampshire 03105-0600, the principal sum of Six Hundred Thirty Thousand and No/100ths Dollars ($630,000.00), together with interest in arrears on the unpaid principal balance from time to time outstanding and on all outstanding interest not paid when due, from the date hereof, until the entire principal amount due hereunder is paid in full, at the Fixed Rate (as hereinafter defined). Interest shall be payable monthly, commencing one (1) month from the date hereof, and on the same day of each month thereafter (or on the last day of the month if such day does not exist in a particular month), or the next business day thereafter if such day is not a business day, and continuing monthly thereafter until this Note is paid in full. In each case, interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

      Commencing on the date hereof, interest shall be charged at the Fixed Rate.

      As used herein, the following terms shall have the meanings set forth below:

           "Fixed Rate" shall mean an interest rate per annum of five and three quarters percent (5.75%).

           "Maturity Date" shall mean that day which is five  (5)
years from the date hereof.

      So long as no Event of Default (as hereinafter defined) shall occur, in which event the Lender may elect to accelerate the maturity hereof, the principal balance of this Note together with any unpaid interest thereon, shall be due and payable as follows:

           a. Commencing one (1) month from the date hereof, regular monthly payments in the amount of $12,106.56.

           b. Any unpaid principal or interest remaining unpaid on the Maturity Date shall be due and payable at that time.

      In the event this Note is prepaid in whole or in part from proceeds of a refinance or borrowing from any person or entity other than the Lender, the Maker shall pay the Lender the following Prepayment Penalty.

      PREPAYMENT PENALTY: THE MAKER AGREES TO PAY THE LENDER A PREPAYMENT PENALTY OF; (i) THREE (3) PERCENT OF THE OUTSTANDING LOAN BALANCE IF THE LOAN IS PAID OFF IN THE FIRST YEAR, (ii) A PREPAYMENT PENALTY OF TWO (2) PERCENT OF THE OUTSTANDING LOAN BALANCE IF THE LOAN IS PAID OFF IN THE SECOND YEAR AND, (iii) A PREPAYMENT PENALTY OF ONE (1) PERCENT OF THE OUTSTANDING LOAN BALANCE IF THE LOAN IS PAID OFF IN THE THIRD, FOURTH OR FIFTH YEAR.

     This Note is secured by, inter alia, (i) a Mortgage Deed And Security Agreement of the Maker of even date herewith (the "Mortgage") covering certain real estate located in Hudson, New Hampshire (the "Mortgaged Premises"), and (ii) a Collateral Assignment of Leases and Rents, each of even date herewith, and together with any other instruments securing this Note being hereinafter collectively referred to as the "Security Instruments". This Note is entitled to all of the benefits of the Security Instruments and specific reference is hereby made to such instruments for all purposes.

     Upon the occurrence of any one of the following events (each of which events shall be an Event of Default hereunder):

                (i)                  the failure of Maker to make
          any payment of principal or interest hereunder when due and the continuance of such failure for five (5) days after written notice thereof, or

          (ii) an Event of Default as described and defined in any of the Security Instruments or any other instrument evidencing any indebtedness of the Maker to the Lender in conjunction with the loan evidenced hereby, or otherwise, and the expiration of any period provided in such instrument to cure such default, or

          (iii)                      the  failure  to  keep   the
          Mortgaged Premises in the sole ownership of the Maker, or

                (iv)                 the failure of the Maker  to
          maintain any insurance coverage required under the Security Instruments, or

          (v) the failure of the Maker to maintain a debt service coverage ratio, as reasonably calculated by the Lender, of at least 1.25:1, which shall be tested annually (debt service coverage ratio shall be defined as net operating income + depreciation+ interest expense divided by current portion of long term debt plus interest), or

                (vi) total debt to tangible net worth ratio of the Maker as reasonably determined by the Lender (including the debt evidenced by this Note) shall exceed 1.25x as measured at each Fiscal Year End (the ratio shall be computed as total liabilities divided by asset - intangible items - liabilities), or

          (vii)                     the failure of the  Maker  to
          permit its Net Worth as reasonably determined by the Lender, to be, at any time, less than $2,000,000.00, or

          (viii)                    the  failure  of  the   Maker
          maintain its primary bank accounts with the Lender, or

                (viii)               the failure of the Maker  to
          comply with the terms of any commitment letter from Lender to Maker dated January 21, 2004,

then the holder hereof may declare the entire unpaid principal balance and interest immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Security Instruments. In addition, in the event of an Event of Default under this Note, this Note shall bear interest from and including the date of such Event of Default, compounded daily and payable on demand, at a rate per annum equal to five percent (5%) above Fixed Rate. In the event that the Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Security Instruments, the Maker shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any monthly payment of principal or interest hereunder is not paid in full within fifteen (15) days after the same is due, the Maker shall pay to the holder a processing fee on such unpaid amount equal to six percent (6%) of such late payment.

      The  Maker  waives  presentment for  payment,  protest  and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under this Note and the Security Instruments except as specifically provided herein and therein, and waives all other notices or demands otherwise required by law that the Maker may lawfully waive. The Maker expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Maker. No unilateral consent or waiver by the Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Lender.

      The rights and obligations of the Maker and all provisions hereof shall be governed by and construed in accordance with the laws of the State of New Hampshire.

     The Maker shall remain primarily liable on this Note and the Security Instruments until full payment, unaffected by any alienation of the Mortgaged Premises, by any agreement or transaction between the Lender and any subsequent owner or alienee of the Mortgaged Premises as to payment of principal, interest or other monies, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by the Maker.

      IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the day and year first above written.


                                 Micronetics, Inc.



Gregory R. Boghigian                By:David Robbins
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 witness                           Its President
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